                                                                                                                                                Exhibit 10.33

March 13, 2002

Clarification to Shuffle Master, Inc. 2002 Stock Option Plan

1.                Paragraph 14 of the Shuffle Master, Inc. 2002 Stock Option Plan (the “New Plan”) is hereby deleted in its entirety and the following is substituted therefore as a new Paragraph 14:

14.                                 Modification of Outstanding Options.  The Committee may accelerate the exercisability of an outstanding Option and may authorize modification of any outstanding Option with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan; provided however, that except as provided in Paragraph 8 hereof, no previously granted Option will be repriced by lowering the Exercise Price thereof, nor will a previously granted Option be cancelled with a subsequent replacement or regrant of that same Option with a lower Exercise Price, without the prior approval of the stockholders of the Company.

2.                Paragraph 20 of the New Plan is hereby deleted in its entirety and the following is substituted therefore as a new Paragraph 20.

20.                                 Modifications to the Plan.  The Board may make such modifications of the Plan as it shall deem advisable, but may not, without further approval of the stockholders of the Company, except as provided in Section 8 hereof, (a) increase the number of shares reserved for Options under this Plan, (b) change the manner of determining the Option Exercise Price for Incentive Stock Options, (c) increase the maximum term of the Options provided for herein, (d) change the class of persons eligible to receive Options under the Plan, or (e) reprice any previously granted Option by lowering the Exercise Price or cancel any previously granted Option with a subsequent replacement or regrant of that same Option with a lower Exercise Price.

3.             Except as expressly clarified hereby, the New Plan is reconfirmed and ratified as being in full force and effect.

\s\ Mark L. Yoseloff
Mark L. Yoseloff
Chairman

\s\ Mark A. Lipparelli
Mark A. Lipparelli
Secretary